UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 17, 2014 (October 13, 2014)

Education Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32417	20-1352180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 South Shady Grove Road, Suite 600 Memphis, Tennessee	38120
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Financial Officer

On October 13, 2014, the board of directors (the “Board”) of Education Realty Trust, Inc. (the “Company”) appointed Edwin B. Brewer, Jr., the Company’s Executive Vice President and Chief Financial Officer, as the Company’s principal financial officer. Prior to this appointment, J. Drew Koester, the Company’s Senior Vice President, Assistant Secretary and Chief Accounting Officer, served as the Company’s principal financial officer on an interim basis. Mr. Koester continues as the Company’s Senior Vice President, Assistant Secretary and Chief Accounting Officer.

Mr. Brewer, 51, joined the Company in August 2014 with the title of Chief Financial Officer. As previously reported in a current report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2014, Mr. Brewer served as executive vice president and the chief financial officer for Sedgwick Claims Management Services, Inc., a leading North American provider of technology-enabled claims and productivity management solutions, from 2007 to 2012. Prior to joining Sedgwick, Mr. Brewer spent twenty-four years with PricewaterhouseCoopers LLP, where he focused on a client base that consisted primarily of public and private real estate investment trusts across a variety of asset types. Mr. Brewer received his bachelor’s degree in commerce and business administration from the University of Alabama and is a Certified Public Accountant (inactive).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: October 17, 2014	By:	/s/Randy L. Churchey
Randy L. Churchey Chief Executive Officer and President